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                                                                   Exhibit 99.2

                        MISSION CRITICAL SOFTWARE, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Michael S. Bennett and Stephen E. Odom and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Mission Critical Software, Inc., to be held at the headquarters of Mission Critical Software, Inc. at
13939 Northwest Freeway, Houston, Texas 77040, on       , 2000 at 10:00 a.m.,
local time, and at any adjournment or postponement thereof, with all the powers which the undersigned might have if personally present at the meeting.

   The undersigned hereby acknowledges receipt of the Notice of Special
Meeting and Proxy Statement, each dated March   , 2000, and hereby expressly
revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the corporation, gives notice of such revocation.

   THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

   PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

   [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

   1. Proposal to adopt the Agreement and Plan of Reorganization, dated as of February 26, 2000 among NetIQ Corporation, Planet Acquisition Corporation, a wholly-owned subsidiary of NetIQ, and Mission Critical Software Inc., and to approve the merger of NetIQ and MissionCritical.

       [_] FOR[_] AGAINST[_] ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other matter(s) as may properly come before the meeting (including any motion to adjourn to a later date to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the proposal) or any postponements or adjournments thereof.

                MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [_]

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

   Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. If shares are held by joint tenants or as community property, both parties should sign.

Signature: __________________________    Date: ________________________________

Signature: __________________________
                                         Date: ________________________________